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                                                                     Exhibit 28F

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1997-U
                                  July 10, 2002

     Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-U Supplement dated as of October 1, 1997 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the July 15, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

               1.   The total amount of the distribution to Class A Adjusted
                    Certificateholders on the Payment Date per $1,000 interest.                   $1.521

               2.   The amount of the distribution set forth in paragraph 1
                    above in respect of principal on the Class A Adjusted
                    Certificates, per $1,000 interest                                             $0.000

               3.   The amount of the distribution set forth in paragraph 1
                    above in respect of interest on the Class A Adjusted
                    Certificates, per $1,000 interest                                             $1.521

     B.   Information Regarding the Performance of the Trust

               1.   Collections of Receivables
               -------------------------------

               a.   The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution
                    Date which were allocated in respect of the Investor
                    Certificates of all Series                                         $1,258,578,450.11

               b.   The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution
                    Date which were allocated in respect of the Series 1997-U
                    Certificates                                                         $149,353,110.02

               c.   The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution
                    Date which were allocated in respect of the Class A
                    Certificates                                                         $130,683,971.01

               d.   The amount of Collections of Receivables processed for the
                    Due Period with respect to the current Distribution Date
                    which were allocated in respect of the Class A Adjusted
                    Certificates, per $1,000 interest                                           $326.710

               e.   The amount of Excess Spread for the Due Period with respect
                    to the current Distribution Date                                       $4,654,476.69

               f.   The amount of Reallocated Principal Collections for the Due
                    Period with respect to the current Distribution Date
                    allocated in respect of the Class A Certificates                               $0.00

               g.   The amount of Excess Finance Charge Collections allocated in
                    respect of the Series 1997-U Certificates, if any                              $0.00

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                                                                  Series  1997-U

          h.   The amount of Excess Principal Collections allocated in respect
               of the Series 1997-U Certificates, if any                                                $0.00

          2.   Receivables in Trust
          -------------------------

          a.   Aggregate Principal Receivables for the Due Period with respect to the current Distribution Date (which reflects the Principal
               Receivables represented by the Exchangeable Seller's Certificate
               and by the Investor Certificates of all Series)                             $13,325,948,054.32


          b.   The amount of Principal Receivables in the Trust represented by the Series 1997-U Certificates (the "Adjusted Invested Amount")
               for the Due Period with respect to the current Distribution Date               $457,142,858.00

          c.   The amount of Principal Receivables in the Trust represented by the Class A Certificates (the "Class A Adjusted Invested Amount")
               for the Due Period with respect to the current Distribution Date               $400,000,000.00

          d.   The Invested Amount for the Due Period with respect to the
               current Distribution Date                                                      $457,142,858.00

          e.   The Class A Invested Amount for the Due Period with respect to
               the current Distribution Date                                                  $400,000,000.00

          f.   The Invested Percentage with respect to Finance Charge
               Receivables (including Interchange) and Defaulted Receivables for the Series 1997-U Certificates for the Due Period with respect to
               the current Distribution Date                                                            3.430%

          g.   The Invested Percentage with respect to Principal Receivables for the Series 1997-U Certificates for the Due Period with respect to
               the current Distribution Date                                                            3.430%

          h.   The Class A Floating Percentage for the Due Period with respect
               to the current Distribution Date                                                        87.500%

          i.   The Class A Principal Percentage for the Due Period with respect
               to the current Distribution Date                                                        87.500%

          j.   The Collateral Floating Percentage for the Due Period with
               respect to the current Distribution Date                                                12.500%

          k.   The Collateral Principal Percentage for the Due Period with
               respect to the current Distribution Date                                                12.500%

          3.   Delinquent Balances
          ------------------------

               The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due
               Period for the current Distribution Date                                       $480,799,150.76

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                                                                  Series  1997-U

          4.  Investor Default Amount
          ---------------------------

          a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current
              Distribution Date allocable to the Series 1997-U Certificates
              (the "Investor Default Amount")

              1.  Investor Default Amount                                              $2,338,866.32
              2.  Recoveries                                                             $148,168.46
              3.  Net Default Receivables                                              $2,190,697.86

          b.  The Class A Investor Default Amount

              1.  Investor Default Amount                                              $2,046,508.03
              2.  Recoveries                                                             $129,647.40
              3.  Net Default Receivables                                              $1,916,860.63

          c.  The Collateral Investor Default Amount

              1.  Investor Default Amount                                                $292,358.29
              2.  Recoveries                                                              $18,521.06
              3.  Net Default Receivables                                                $273,837.23

          5.  Investor Charge-offs.
          -------------------------

          a.  The amount of the Class A Adjusted Investor Charge-Offs per
              $1,000 interest after reimbursement of any such Class A Adjusted
              Investor Charge-Offs for the Due Period with respect to the
              current Distribution Date                                                        $0.00

          b.  The amount attributable to Class A Adjusted Investor Charge-Offs, if any, by which the principal balance of the Class A Adjusted
              Certificates exceeds the Class A Adjusted Invested Amount as of the end of the day on the Record Date with respect to the current
              Distribution Date                                                                $0.00

          c.  The amount of the Collateral Charge-Offs,if any, for the Due
              Period with respect to the current Distribution Date                             $0.00

          6.  Monthly Servicing Fee
          -------------------------

          a.  The amount of the Monthly Servicing Fee payable from available funds by the Trust to the Servicer with respect to the current
              Distribution Date                                                           $95,238.10

          b.  The amount of the Interchange Monthly Servicing Fee payable to
              the Servicer with respect to the current Distribution Date                 $476,190.48

          7.  Available Cash Collateral Amount
          ------------------------------------

          a   The amount, if any, withdrawn from the Cash Collateral Account
              for the current Distribution Date (the "Withdrawal Amount")                      $0.00

          b.  The amount available to be withdrawn from the Cash Collateral
              Account as of the end of the day on the current Distribution
              Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the "Available
              Cash Collateral Amount" for the next Distribution Date)                  $4,571,429.00

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                                                                 Series:  1997-U

          c.   The amount as computed in 7.b as a percentage of the Class A
               Adjusted Invested Amount after giving effect to all reductions
               thereof on the current Distribution Date                                              1.143%

          8.   Collateral Invested Amount
          -------------------------------

          a.   The Collateral Invested Amount for the current Distribution Date             $57,142,858.00

          b.   The Collateral Invested Amount after giving effect to all
               withdrawals, deposits, and payments on the current Distribution
               Date                                                                         $57,142,858.00

          9.   Total Enhancement
          ----------------------

          a.   The total Enhancement for the current Distribution Date                      $61,714,287.00

          b.   The total Enhancement after giving effect to all withdrawals,
               deposits and payments on the current Distribution Date                       $61,714,287.00

     C.   The Pool Factor
     --------------------

               The Pool Factor (which represents the ratio of the Class A
               Adjusted Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Adjusted Investor
               Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Adjusted Initial
               Invested Amount). The amount of a Class A Adjusted
               Certificateholder's pro rata share of the Class A Adjusted
               Invested Amount can be determined by multiplying the original denomination of the holder's Class A Adjusted Certificate by the
               Pool Factor                                                                    100.00000000%

     D.   Principal Funding Account
     ------------------------------

          1.   The Principal Funding Investment Proceeds deposited in the
               Collection Account for the current Distribution Date to be
               treated as Class A Available Funds                                                    $0.00

          2.   The Excess Principal Funding Investment Proceeds for the current
               Distribution Date                                                                     $0.00

          3.   The Principal Funding Account Balance as of the end of the day on
               the current Distribution Date                                                         $0.00

          4.   The Deficit Controlled Accumulation Amount for the preceding Due
               Period                                                                                $0.00

     E.   Reserve Account
     --------------------

          1.   The Reserve Draw Amount for the current Distribution Date                             $0.00

          2.   The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available Reserve
               Account Amount" for the next Distribution Date)                                       $0.00

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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                    First USA Bank, National Association
                                      as Servicer




                                    By:  /s/ Michael J. Grubb
                                        ------------------------------
                                             MICHAEL J. GRUBB
                                    Title:   FIRST VICE PRESIDENT